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                                                                    Exhibit 99.1

                                                          [LOGO] NATIONAL STEEL
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                                                   National Steel Corporation
                                                   4100 Edison Lakes Parkway
                                                   Mishawaka, IN  46545-3440


NEWS RELEASE
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Media Contact:             Ronald B. Freeman
                           (219) 273-7559

Analyst and                William E. McDonough
Investor Contact:          (219) 273-7414



                             PERSONNEL ANNOUNCEMENT
                             ----------------------


Mishawaka, Indiana, November 21, 2001 - National Steel Corporation has announced the following organizational appointments:

     . William E. McDonough - Vice President and Treasurer. Bill most recently served as Treasurer and has been with National Steel for seventeen years. He holds a Bachelor's degree from Clarion University of Pennsylvania and an M.B.A. from the University of Notre Dame.

     . Kirk A. Sobecki - Vice President and Corporate Controller. Kirk started with National Steel in 1999 and has most recently been Corporate Controller. He holds a Bachelor's degree from Purdue University and an M.B.A. from Indiana University.